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                              UTILICORP UNITED INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                                                      Exhibit 11

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                                                               Three Months       Twelve Months
                                                                  Ended              Ended
                                                                 March 31,          March 31,
                                                               1996    1995       1996     1995
                                                             ----------------   -----------------
Line No.
- ------------------------------------------------------------
    Earnings Available for Common Shares:
(a) Earnings available for common shares as reported           36.80   31.65      82.87    85.74
(b) Elimination of interest on convertible subordinated
         debenture, net of tax                                  0.08    0.12       0.36     0.53
(c) Elimination of dividends on cumulative
         convertible preference stock                              -       -          -    (0.14)
                                                             ----------------   -----------------

(d) Fully Diluted Earnings Available                           36.88   31.77      83.23    86.13
                                                             ----------------   -----------------
                                                             ----------------   -----------------
    Weighted Average Common Shares Outstanding:
(e) Primary weighted average shares outstanding
         as reported                                           46.23   44.74      45.62    43.52
(f) Assumed conversion of convertible subordinated
         debenture                                              0.34    0.50       0.36     0.54
(g) Assumed conversion of cumulative convertible
         preference shares                                         -       -          -     0.20
                                                             ----------------   -----------------
(h) Fully Diluted Weighted Average Shares
         Outstanding                                           46.57   45.24      45.98    44.26
                                                             ----------------   -----------------
                                                             ----------------   -----------------
    Earnings Per Common Share:
         Primary (a/e)                                          $.80    $.71      $1.82    $1.97
         Fully Diluted (d/h)                                     .79     .70       1.81     1.95
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